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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Section 240.14a-12

                                 ComBanc, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

May 18, 2004


Dear Shareholders:

It has been a month since our Annual Shareholders Meeting on April 12, 2004, and we would like to update you on the outcome of the meeting as well as events that have occurred since.

The Shareholders Meeting was attended by 136 shareholders, who were presented with our 2003 financials as well as the First Quarter of 2004. The current Board of Directors was reelected and has directed management to review and evaluate all questions posed during the meeting.

We have enclosed our quarter-end March 31, 2004 financials for your review. We had positive earnings of $308,000, or $.14 per share, and our delinquencies continued downward by 12.3%. Deposits grew by almost 2% while our net interest margin moved higher. Recoveries of past losses have outpaced current charge offs by almost a 2 to 1 margin during the quarter. These are all promising signs as we move into our busier part of the calendar year.

Mr. Paul Douglas Harter is once again circulating a letter requesting support for calling a Special Shareholders Meeting to remove our current Board of Directors. We believe these actions are being taken in violation of the federal securities laws and are not in your best interests. We urge you to take no action with respect to these solicitations and continue focusing on the Bank's recent progress and plans for the future. We would continue to encourage you to support the current Board and management team. We believe much progress has been made, but the situation remains fragile and a changeover could negatively affect this progress. Our Board of Directors presently intends to issue a proxy statement to all shareholders in response to this special meeting solicitation. We urge all shareholders to read the proxy statement when it becomes available because it will contain important information. Shareholders also may obtain the proxy statement (when available), as well as important information about ComBanc, Inc. contained in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, free of charge at the website maintained by the Securities and Exchange Commission at http://www.sec.gov or by contacting ComBanc, Inc. at (419) 695-1055.

The Board would like to thank the shareholders who supported us during these difficult times and would like to win back the trust and support of those who didn't. We solicit your continued support by using our banking services and recommending them to your family and friends. Should you have any questions whatsoever, please do not hesitate to call us.

Very truly yours,


/s/ Paul G. Wreede                              /s/ Dwain I. Metzger
------------------                              --------------------
Paul G. Wreede                                  Dwain I. Metzger
Chairman, President & CEO                       Chairman - The Commercial Bank
 - ComBanc, Inc

                          COMBANC, INC. AND SUBSIDIARY
                                  DELPHOS, OHIO

                                   ----------

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)




                                                        March 31,   December 31,
                               ASSETS                    2004          2003
                               ------                 -----------  -------------
                                                      (unaudited)
Cash and Due from Banks                                $   8,836    $   8,297
Federal Funds Sold                                        10,767        9,708
                                                       ---------    ---------
        Cash and Cash Equivalents                         19,603       18,005
Investment Securities -
    Available for Sale                                    59,604       55,052
Loans Held for Resale                                        594           --
Loans                                                    125,764      128,756
Allowance for Loan Losses                                 (3,910)      (3,825)
                                                       ---------    ---------
        Net Loans                                        121,854      124,931
Premises and Equipment                                     4,385        4,432
Federal Reserve and Federal Home Loan Bank Stock           2,030        2,012
Interest Receivable                                          826          760
Other Assets                                               2,514        2,541
                                                       ---------    ---------
        Total Assets                                   $ 211,410    $ 207,733
                                                       =========    =========

             LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
    Noninterest Bearing                                $  15,834    $  15,758
    Interest Bearing                                     159,547      156,474
                                                       ---------    ---------
        Total Deposits                                   175,381      172,232
Short Term Borrowings                                      7,821        7,540
Long Term Debt                                             4,389        4,649
Interest Payable                                             443          392
Other Liabilities                                            302          362
                                                       ---------    ---------
        Total Liabilities                                188,336      185,175
                                                       ---------    ---------
Commitments and Contingent Liabilities                        --           --
Shareholders' Equity -
    Common Stock - No Par Value
    5,000,000 shares authorized, 2,376,000 issued
        and 2,211,014 outstanding                          1,237        1,237
    Capital Surplus                                        1,513        1,513
    Retained Earnings                                     22,342       22,034
    Accumulated Other Comprehensive Income                   699          491
    Treasury Stock - 164,986 shares at cost               (2,717)      (2,717)
                                                       ---------    ---------
        Total Shareholders' Equity                        23,074       22,558
                                                       ---------    ---------
        Total Liabilities and Shareholders' Equity     $ 211,410    $ 207,733
                                                       =========    =========

                          COMBANC, INC. AND SUBSIDIARY
                                  DELPHOS, OHIO

                                   ----------

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     ($ in thousands, except per share data)



                                                       For the Three Months Ended
                                                                March 31,
                                                       --------------------------
                                                              (unaudited)
                                                            2004         2003
                                                          -------       -------
Interest Income:
    Loans Receivable                                      $ 1,950       $ 2,233
    Investments Securities
        Taxable                                               424           445
        Tax-Exempt                                            121           147
    Federal Funds Sold                                         24            20
                                                          -------       -------
            Total Interest Income                           2,519         2,845
                                                          -------       -------

Interest Expense:
    Deposits                                                  614           835
    Short-Term Borrowings                                      23            14
    Long-Term Debt                                             61           114
                                                          -------       -------
            Total Interest Expense                            698           963
                                                          -------       -------
Net Interest Income                                         1,821         1,882
    Provision for Loan Losses                                  60         1,730
                                                          -------       -------
Net Interest Income after Provision for Loan Losses         1,761           152

Other Income:
    Service Charges on Deposit Accounts                       127           128
    Net Realized Gains on Sales of Available-for-
        sale Securities                                        15            --
    Gain on Sale of Loans                                      41           111
    Other Income                                               93           171
                                                          -------       -------
            Total Other Income                                276           410
                                                          -------       -------

Other Expenses:
    Salaries and Employee Benefits                            797           815
    Net Occupancy                                             106            99
    Equipment Expenses                                         87            90
    Data Processing Fees                                       99            93
    Advertising                                                31            52
    Printing and Office Supplies                               28            35
    Legal and Professional Fees                               120            56
    Dues and Memberships                                       72            67
    State Taxes                                                60            60
    Other Expense                                             248           148
                                                          -------       -------
            Total Other Expenses                            1,648         1,515
                                                          -------       -------

Income/Loss - before Income Tax (Credit)/Expense              389          (953)
    Income Tax (Credit)/Expense                                81          (371)
                                                          -------       -------
Net Income/(Loss)                                         $   308       $  (582)
                                                          =======       =======
Earnings Per Share                                        $  0.14       $ (0.26)
Cash Dividends Per Share                                  $  0.00       $  0.12